PROMISSORY NOTE


U.S. $10,000,000                                                  March 1, 1996


         FOR VALUE RECEIVED, the undersigned, CONSO PRODUCTS COMPANY, a South Carolina corporation (the "Borrower"), promises to pay to the order of

         NATIONSBANK, N.A., a national banking association (the "Bank") at its office in Charlotte, North Carolina (or at such other place or places as the Bank may designate) the principal sum of up to

         TEN MILLION DOLLARS (U.S. $10,000,000), or such lesser amount as may constitute the unpaid principal amount of the Dollar Advances (as hereinafter defined), pursuant to the terms and conditions hereinafter set forth and the terms and conditions set forth in that certain Loan Agreement, dated May 6, 1994, as amended December 1, 1994, February 10, 1995, June 13, 1995, November 1, 1995, December 1, 1995 and March 1, 1996, executed by and between the Borrower and the Bank (the "Loan Agreement").

         Advances. The Borrower, in accordance with the terms hereof, may from time to time until December 1, 1997 (the "Termination Date") request advances from the Bank in U.S. dollars (hereinafter the "Dollar Advances") in an aggregate amount up to $10,000,000 less the outstanding principal amount of all loans made pursuant to that certain Promissory Note dated March 1, 1996 executed by British Trimmings Limited ("Trimmings") in favor of the Bank in the original face amount of (pound)5,000,000 (the "Sterling Note"). Upon receipt of such a request for a Dollar Advance hereunder, the Bank shall make any such Dollar Advance hereunder available to the Borrower on the date requested for such Advance on the terms and conditions set forth herein and in the Loan Agreement; provided, however, the Bank shall not be obligated to make such advance unless the Borrower has satisfied the conditions set forth in Section 2.06 of the Loan Agreement.

         Principal. The outstanding principal balance of the Dollar Advances shall be due and payable on the Termination Date.

         Interest. Dollar Advances hereunder shall bear interest on the outstanding balance hereunder at a per annum interest rate equal to the CD Rate plus 2.75% per annum. For purposes hereof, "CD Rate" means the floating 90-day adjusted certificate of deposit rate of interest announced by the Bank in Charlotte, North Carolina from time to time. Changes in the CD Rate shall be effective for purposes of this Note on the dates of such

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changes.  Unless otherwise agreed,  accrued interest with respect to each Dollar
Advance shall be payable in arrears on the first day of each month. Whenever a payment on this Note is stated to be due on a day which is not a business day, such payment shall be made on the next succeeding business day with interest accruing to the date of payment. Interest hereunder shall be computed on the basis of actual number of days elapsed over a year of 360 days.

         Supersession. It is understood and agreed by the Bank and the Borrower that this Note amends, restates, supplements and supersedes in all respects the promissory note dated June 13, 1995 in the original principal amount of up to $10,000,000 heretofore issued by the Borrower to the Bank.

         Payments. All payments made on this Note shall be in U.S. dollars. Subject to the conditions set forth herein and in the Loan Agreement, amounts repaid may be reborrowed.

         Prepayments. The Borrower may repay this Note in whole or in part at any time without any penalty whatsoever.

         Capital Adequacy. If the Bank shall have determined that the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has the effect of materially reducing the rate of return on the Bank's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which the Bank could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy), then from time to time, within 15 days after written demand by the Bank the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for such reduction. Upon determining in good faith that any additional amounts will be payable pursuant to this Section, the Bank will give prompt written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this paragraph. Determination by the Bank of amounts owing under this paragraph shall, absent evidence of error, be binding on the parties hereto. Failure on the part of the Bank to demand compensation for any period hereunder shall not constitute a waiver of the Bank's rights to



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demand any such compensation in such period or in any other period.

         Taxes. All payments made by the Borrower hereunder will be made without (but without waiving any rights with respect to) setoff or counterclaim. Promptly upon notice from the Bank to the Borrower, the Borrower will pay, prior to the date on which penalties attach thereto, but without duplication, all present and future, stamp and other taxes, levies, or costs and charges whatsoever imposed, assessed, levied or collected on or in respect of advances hereunder (all such taxes, levies, costs and charges being herein collectively called "Taxes"), provided that Taxes shall not include taxes imposed on or measured by the income of the Bank by the United States of America or any political subdivision or taxing authority thereof or therein, or taxes on or measured by the overall net income of any foreign office, branch or subsidiary of the Bank by any foreign country of subdivision thereof in which that office, branch or subsidiary is doing business. Promptly after the date on which payment of any such Tax is due pursuant to applicable law, the Borrower will at the request of the Bank, furnish to the Bank evidence, in form and substance satisfactory to the Bank, that the Borrower has met its obligations under this paragraph. The Borrower will indemnify the Bank against, and reimburse the Bank on demand for, any Taxes, as determined by the Bank in its good faith discretion. The Bank shall provide the Borrower with appropriate receipts for any payments or reimbursements made by the Borrower pursuant to this Section.

         Events of Default. Upon the occurrence of an Event of Default under the Loan Agreement, (a) this Note and all other debts due the Bank by the Borrower shall immediately become due and payable upon written notice to the Borrower (except that in the case of any Event of Default relating to a bankruptcy petition filed by the Borrower, this Note and all other debts due the Bank shall become immediately due and payable without the necessity of demand or other action by the Bank) without the necessity of any other demand, presentment, protest or notice of any kind, all of which are hereby waived by the Borrower,
(b) the then remaining unpaid principal amount and accrued but unpaid interest shall bear interest at a per annum rate equal to the Prime Rate plus two percent (2%) until such principal and interest has been paid in full and (c) regardless of the adequacy of the collateral, the Bank shall have the right, immediately and without further action by it, to set-off against this Note all money owed by the Bank in any capacity to the Borrower, whether or not due, and the Bank shall be deemed to have exercised such right of set-off and to have made a charge against any such money immediately upon the occurrence of such Event of Default even though such charge is made or entered on the books of the Bank subsequent thereto.



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         No Waiver.  No failure or delay on the part of the Bank in the exercise of any right, power or privilege hereunder or under any other Loan Document shall operate as a waiver of any such right, power or privilege nor shall it preclude any other or further exercise thereof. The Borrower assents to any one or more extensions or postponements of the time of payment or other indulgences, to any substitutions, exchanges or releases of collateral if at any time there is collateral available to the holder of this Note, and to the additions or releases of any other parties or persons primarily or secondarily liable.

         Late Charge. Should any payment due hereunder be in default for more than fifteen (15) days, there may be imposed, to the extent permitted by law, a delinquency charge not to exceed four percent (4%) of such payment in default. In addition, at the option of the Bank, any accrued and unpaid interest, fees or charges may, for purposes of computing accruing interest on a daily basis after the due date for such interest fees or charges, be deemed to be a part of the principal balance thereof, and interest shall accrue on a daily compounded basis after such date at the rate provided for hereunder until the entire balance of principal and interest is paid in full.

         Notices. All notices and other communications hereunder shall be sufficiently given and shall be deemed given when delivered or when mailed by registered or certified mail, postage prepaid, addressed as follows:

                  (a)      If to the Borrower:

                           Conso Products Company
                           513 North Duncan Bypass
                           P.O. Box 326
                           Union, South Carolina  29379
                           Attn: Mr. S. Duane Southerland, Jr.
                           Telephone: 864-427-9004
                           Telecopy:  864-427-8820

                           with a copy to:

                           Kennedy Covington Lobdell & Hickman, L.L.P.
                           NationsBank Corporate Center
                           Suite 4200
                           100 N. Tryon Street
                           Charlotte, North Carolina  28202-4006
                           Attn:  J. Norfleet Pruden, III
                           Telephone:  (704) 331-7400
                           Telecopy:   (704) 331-7598



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                  (b)      If to the Bank:

                           NationsBank, N.A. (Carolinas)
                           NationsBank Plaza, NC1-002-03-10
                           Charlotte, North Carolina  28255
                           Attention:  William A. Serenius
                           Telephone:  (704) 386-8577
                           Telecopy:   (704) 386-1023

         Attorneys' Fees. In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower will pay, in addition to principal and interest, all costs of collection, including reasonable attorneys' fees.

         Choice of Law. This Note shall be governed by and construed in accordance with, the laws of the State of North Carolina. In addition, the Borrower hereby consents and submits to the jurisdiction and venue of the federal and state courts located in Mecklenburg County, North Carolina.



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         IN WITNESS  WHEREOF,  the  Borrower has caused this Note to be executed under seal by its duly authorized officers as of the day and year first above written.

                             CONSO PRODUCTS COMPANY

ATTEST:

By (Signature of Konstance J.K. Findlay appears here)  By (Signature of J. Cary Findlay appears here)

Title VP Business Dev.                Title Chairman

         (Corporate Seal)




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                                SCHEDULE A TO THE
                           $10,000,000 PROMISSORY NOTE
                               DATED MARCH 1, 1996



                                                                      Name of
           Principal                                                  Person
           Amount of    Applicable                 Payment            Making
Date        Advance    Interest Rate       Principal     Interest     Notation







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